Exhibit F-1
                              Troutman Sanders LLP
                              600 Peachtree Street
                                Atlanta, GA 30303

                                  April 9, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


         Re:      Statement on Form U-1 of Georgia Power Company, et al.


Ladies and Gentlemen:

         We are familiar with the statement on Form U-1 referred to above and are furnishing this opinion with respect to (i) the proposed borrowings by Southern Company Funding Corporation ("Funding") to be evidenced by commercial paper from lenders in the form of promissory notes, (ii) the proposed borrowings by each of Georgia Power Company ("Georgia") and Savannah Electric and Power Company ("Savannah") from Funding pursuant to the financial services agreements described in such statement on Form U-1 and (iii) the proposed guarantee by Georgia of loans from Funding to Southern Electric Generating Company ("SEGCO").

         We are of the opinion that Funding is validly organized and duly existing as a corporation under the laws of the State of Delaware, that each of Georgia and Savannah is validly organized and duly existing as a corporation under the laws of the State of Georgia and that, upon the issuance of your order herein and in the event that the proposed transactions by Funding, Georgia and Savannah are consummated in accordance with such statement on Form U-1 and such order:

         (a) all state laws applicable to the proposed transactions by Funding, Georgia and Savannah will have been complied with;

         (b) the commercial paper notes issued by Funding to lenders will be valid and binding obligations of Funding in accordance with their terms;

         (c) the borrowings by each of Georgia and Savannah pursuant to the financial services agreements will be valid and binding obligations of Georgia and Savannah, as the case may be, in accordance with their terms;

         (d) any guarantee of SEGCO's indebtedness by Georgia will be a valid and binding obligation of Georgia in accordance with its terms; and

         (e) the consummation of the proposed transactions by Funding, Georgia and Savannah will not violate the legal rights of the holders of any securities issued by Funding, Georgia or Savannah or any associate company thereof.

         We hereby consent to the use of this opinion in connection with the above-referenced statement on Form U-1.


                                                     Very truly yours,

                                                     /s/Troutman Sanders LLP

                                                     TROUTMAN SANDERS LLP